EQUUS II INCORPORATED

                            1997 STOCK INCENTIVE PLAN

                                  MAY 9, 1997
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                                TABLE OF CONTENTS

                                                                          PAGE

      ARTICLE I.    GENERAL................................................  1
      Section 1.1.  PURPOSE................................................  1
      Section 1.2.  ADMINISTRATION.........................................  1
      Section 1.3.  ELIGIBILITY FOR PARTICIPATION..........................  2
      Section 1.4.  TYPES OF AWARDS UNDER PLAN.............................  2
      Section 1.5.  AGGREGATE LIMITATION ON AWARDS.........................  3
      Section 1.6.  EFFECTIVE DATE AND TERM OF PLAN........................  4

      ARTICLE II.   STOCK OPTIONS..........................................  4
      Section 2.1.  AWARD OF STOCK OPTIONS.................................  4
      Section 2.2.  STOCK OPTION AGREEMENTS................................  4
      Section 2.3.  STOCK OPTION PRICE.....................................  4
      Section 2.4.  TERM AND EXERCISE......................................  4
      Section 2.5.  MANNER OF PAYMENT......................................  4
      Section 2.6.  DELIVERY OF SHARES.....................................  5
      Section 2.7.  DEATH, RETIREMENT AND TERMINATION OF EMPLOYMENT OF
                       OPTIONEE............................................  5
      Section 2.8.  TAX ELECTION...........................................  5
      Section 2.9.  EFFECT OF EXERCISE.....................................  6

      ARTICLE III.  INCENTIVE STOCK OPTIONS ...............................  6
      Section 3.1.  AWARD OF INCENTIVE STOCK OPTIONS.......................  6
      Section 3.2.  INCENTIVE STOCK OPTION AGREEMENTS......................  6
      Section 3.3.  INCENTIVE STOCK OPTION PRICE...........................  6
      Section 3.4.  TERM AND EXERCISE......................................  7
      Section 3.5.  MAXIMUM AMOUNT OF INCENTIVE STOCK OPTION GRANT.........  7
      Section 3.6.  DEATH OF OPTIONEE......................................  7
      Section 3.7   RETIREMENT OR DISABILITY
      Section 3.8.  TERMINATION WITHOUT CAUSE..............................  7
      Section 3.9.  TERMINATION FOR OTHER REASONS..........................  7
      Section 3.10. APPLICABILITY OF STOCK OPTIONS SECTIONS................  7

      ARTICLE IV.   ALTERNATE APPRECIATION RIGHTS .........................  8
      Section 4.1.  AWARD OF ALTERNATE APPRECIATION RIGHTS.................. 8
      Section 4.2.  ALTERNATE APPRECIATION RIGHTS AGREEMENT................. 8
      Section 4.3.  EXERCISE................................................ 8
      Section 4.4.  AMOUNT OF PAYMENT....................................... 8
      Section 4.5.  FORM OF PAYMENT......................................... 8
      Section 4.6.  EFFECT OF EXERCISE...................................... 8
      Section 4.7.  TERMINATION OF EMPLOYMENT, RETIREMENT, DEATH OR
                       DISABILITY........................................... 9

      ARTICLE V.    LIMITED RIGHTS ......................................... 9
      Section 5.1.  AWARD OF LIMITED RIGHTS................................. 9
      Section 5.2.  LIMITED RIGHTS AGREEMENT................................ 9
      Section 5.3.  EXERCISE PERIOD......................................... 9
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      Section 5.4.  AMOUNT OF PAYMENT...................................... 10
      Section 5.5.  FORM OF PAYMENT........................................ 10
      Section 5.6.  EFFECT OF EXERCISE..................................... 10
      Section 5.7.  RETIREMENT OR DISABILITY............................... 10
      Section 5.8.  DEATH OF OPTIONEE OR TERMINATION FOR OTHER REASONS..... 10
      Section 5.9.  TERMINATION RELATED TO A CHANGE IN CONTROL............. 11

      ARTICLE VI.   AUTOMATIC OPTION GRANT
      Section 6.1.  GRANT.................................................. 11
      Section 6.2.  OPTION AWARD AGREEMENTS................................ 11
      Section 6.3.  DEATH, RETIREMENT AND TERMINATION OF
                       DIRECTORSHIP OF OPTIONEE............................ 11
      Section 6.4.  APPLICABILITY OF STOCK OPTION SECTIONS................. 12

      ARTICLE VII.  MISCELLANEOUS ......................................... 12
      Section 7.1.  GENERAL RESTRICTION.................................... 12
      Section 7.2.  NON-ASSIGNABILITY...................................... 12
      Section 7.3.  WITHHOLDING TAXES...................................... 12
      Section 7.4.  RIGHT TO TERMINATE EMPLOYMENT.......................... 12
      Section 7.5.  NON-UNIFORM DETERMINATIONS............................. 13
      Section 7.6.  RIGHTS AS A STOCKHOLDER................................ 13
      Section 7.7.  DEFINITIONS............................................ 13
      Section 7.8.  LEAVES OF ABSENCE...................................... 13
      Section 7.9.  NEWLY ELIGIBLE EMPLOYEES............................... 14
      Section 7.10. ADJUSTMENTS............................................ 14
      Section 7.11. CHANGES IN THE COMPANY'S CAPITAL STRUCTURE............. 14
      Section 7.12. AMENDMENT OF THE PLAN.................................. 16
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                              EQUUS II INCORPORATED
                            1997 STOCK INCENTIVE PLAN

                               ARTICLE I. GENERAL

      Section 1.1. PURPOSE. The purposes of this Stock Incentive Plan (the "Plan") are to: (1) closely associate the interests of the management of Equus II Incorporated (the "Company") with the stockholders of the Company to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders; (2) provide management with a proprietary ownership interest in the Company commensurate with Company performance, as reflected in increased stockholder value; (3) maintain competitive compensation levels thereby attracting and retaining highly competent and talented directors, officers, and employees; and (4) provide an incentive to management for continuous employment with the Company.

      Section 1.2.  ADMINISTRATION.

            (a) The Plan shall be administered by a Committee of disinterested persons appointed by the Board of Directors of the Company (the "Committee"), as constituted from time to time. The Committee shall consist of at least two members of the Board of Directors. During the one year prior to commencement of service on the Committee, the Committee members will not have participated in, and while serving and for one year after serving on the Committee, such members shall not be eligible for selection as, persons to whom stock may be allocated or to whom stock options or stock appreciation rights may be granted under the Plan or any other discretionary plan of the Company under which participants are entitled to acquire stock, stock options, or stock appreciation rights of the Company, other than Automatic Awards.

            (b) The Committee shall have the authority, in its sole discretion and from time to time to:
                   (i) designate the directors, officers, and employees or
            classes of employees of the Company eligible to participate in the Plan;

                  (ii) grant awards ("Awards") provided in the Plan in such form and amount as the Committee shall determine;

                 (iii) impose such limitations, restrictions, and conditions, not inconsistent with this Plan, upon any such Award as the Committee shall deem appropriate; and

                  (iv) interpret the Plan and any agreement, instrument, or
            other document executed in connection with the Plan; adopt, amend, and rescind rules and regulations relating to the Plan; and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.

            (c) Decisions and determinations of the Committee on all matters relating to the Plan shall be in its sole discretion and shall be final, conclusive, and binding upon all persons, including the Company, any participant, any stockholder of the Company, and any employee. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

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      Section 1.3. ELIGIBILITY FOR PARTICIPATION. Participants in the Plan
("Participants") shall be selected by the Committee from the directors, officers, and employees of the Company who are responsible for or contribute to the management, growth, success and, profitability of the Company. In making this selection and in determining the form and amount of Awards, the Committee shall consider any factors deemed relevant, including the individual's functions, responsibilities, value of services to the Company, and past and potential contributions to the Company's profitability and growth.

      Section 1.4. TYPES OF AWARDS UNDER PLAN. Awards under the Plan may be in the form of any or more of the following:

            (i)   Stock Options, as described in Article II;

           (ii)   Incentive Stock Options, as described in Article III;

          (iii)   Alternate Appreciation Rights, as described in Article IV;

           (iv)   Limited Rights, as described in Article V; and

            (v)   Automatic Awards, as described in Article VI.

Awards under the Plan shall be evidenced by an Award Agreement between the Company and the recipient of the Award, in form and substance satisfactory to the Committee, and not inconsistent with this Plan.

      Section 1.5.  AGGREGATE LIMITATION ON AWARDS.

            (a) Shares of stock which may be issued under the Plan shall be authorized and unissued or treasury shares of Common Stock, $.001 par value, of the Company ("Common Stock"). The maximum number of shares of Common Stock which may be issued under the Plan initially shall be 860,316 shares. Commencing on July 1, 1997, and continuing each calendar quarter thereafter, the number of shares of Common Stock available for issuance under the Plan shall be the greater of 860,316 shares or an amount equal to 20% of the issued and outstanding shares of Common Stock of the Company on the last day of the preceding calendar quarter.

            (b) For purposes of calculating the maximum number of shares of Common Stock that may be issued under the Plan:

                   (i) all the shares issued (including the shares, if any,
            withheld for tax withholding requirements) shall be counted when cash is used as full payment for shares issued upon exercise of a Stock Option, Incentive Stock Option, or Automatic Award;

                  (ii) only the shares issued (including the shares, if any, withheld for tax withholding requirements) as a result of an exercise of Alternate Appreciation Rights shall be counted; and

                 (iii) only the net shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted when shares of Common Stock are withheld as full or partial payment for shares issued upon exercise of a Stock Option, Incentive Stock Option, or Automatic Award.

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            (c) In addition to shares of Common Stock actually issued pursuant to the exercise of Stock Options, Incentive Stock Options, Alternate Appreciation Rights, or Automatic Awards there shall be deemed to have been issued a number of shares equal to the number of shares of Common Stock in respect of which Limited Rights (as described in Article VI) shall have been exercised.


            (d) Any shares of Common Stock subject to a Stock Option, Incentive Stock Option, or Automatic Award that for any reason is terminated unexercised or expires shall again be available for issuance under the Plan, but shares subject to a Stock Option, Incentive Stock Option, or Automatic Award that are not issued as a result of the exercise of Limited Rights shall not again be available for issuance under the Plan. Any shares of Common Stock withheld as payment for shares issued or withholding taxes required to be paid upon exercise of a Stock Option, Incentive Stock Option, or Automatic Awards shall be available for issuance under the Plan.

            (e) No officer or director shall be granted in any fiscal year of the Company Stock Options, Incentive Stock Options, Alternative Appreciation Rights, or Limited Rights to acquire in the aggregate more than 500,000 shares of Common Stock.

      Section 1.6.  EFFECTIVE DATE AND TERM OF PLAN.

            (a) The Plan shall become effective on the later of the date (i) approved by the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the 1997 Special Meeting of Stockholders of the Company and (ii) an order approving the Plan is issued by the Securities and Exchange Commission.

            (b) Article VI shall become effective on the later of the date (i) approved by the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the 1997 Special Meeting of Stockholders of the Company and (ii) an order approving the Plan is issued by the Securities and Exchange Commission.

            (c) The Plan and all Awards made under the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

                            ARTICLE II. STOCK OPTIONS

      Section 2.1. AWARD OF STOCK OPTIONS. The Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any participant in the Plan one or more options to purchase the number of shares of Common Stock ("Stock Options") allotted by the Committee. The date a Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of shares to a participant pursuant to the Plan.

      Section 2.2. STOCK OPTION AGREEMENTS. The grant of a Stock Option shall be evidenced by a written Award Agreement, executed by the Company and the holder of a Stock Option (the "Optionee"), stating the number of shares of Common Stock subject to the Stock Option evidenced thereby, any vesting requirements, and such other matters as the Committee may from time to time determine.

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      Section 2.3. STOCK OPTION PRICE. The option price per share of Common
Stock deliverable upon the exercise of a Stock Option shall be an amount selected by the Committee and shall not be less than 100% of the fair market value of a share of Common Stock on the date the Stock Option is granted.

      Section 2.4. TERM AND EXERCISE. A Stock Option shall not be exercisable prior to six months from the date of its grant and unless a shorter period is provided by the Committee or by another Section of this Plan, may be exercised during a period of ten years from the date of grant thereof (the "Option Term"). No Stock Option shall be exercisable after the expiration of its Option Term.

      Section 2.5. MANNER OF PAYMENT. Each Award Agreement providing for Stock Options shall set forth the procedure governing the exercise of the Stock Option granted thereunder, and shall provide that, upon such exercise in respect of any shares of Common Stock subject thereto, the Optionee shall pay to the Company, in full, the option price for such shares with cash, or at the discretion of the Committee, in whole or in part with, the surrender of another Award under the Plan, the withholding of shares of Common Stock issuable upon exercise of such Stock Option (based on the fair market value of such Common Stock on the date the Stock Option is exercised as determined by the Committee).

      Section 2.6. DELIVERY OF SHARES. As soon as practicable after receipt of payment, the Company shall deliver to the Optionee a certificate or certificates for such shares of Common Stock. The Optionee shall become a stockholder of the Company with respect to Common Stock represented by share certificates so issued and as such shall be fully entitled to receive dividends, to vote and to exercise all other rights of a stockholder.

      Section 2.7. DEATH, RETIREMENT AND TERMINATION OF EMPLOYMENT OF OPTIONEE. Unless otherwise provided in an Award Agreement or otherwise agreed to by the
Committee:

            (a) Upon the death of the Optionee, any rights to the extent exercisable on the date of death may be exercised by the Optionee's estate, or by a person who acquires the right to exercise such Stock Option by bequest or inheritance or by reason of the death of the Optionee, provided that such exercise occurs within both the remaining effective term of the Stock Option and one year after the Optionee's death. The provisions of this Section shall apply notwithstanding the fact that the Optionee's employment may have terminated prior to death, but only to the extent of any rights exercisable on the date of death.

            (b) Upon termination of the Optionee's employment by reason of retirement or permanent disability (as each is determined by the Committee), the Optionee may, within 36 months from the date of termination, exercise any Stock Options to the extent such options are exercisable during such 36-month period.

            (c) Upon termination of the Optionee's employment by the Company without cause, the Optionee may, within 60 months from the date of termination, exercise any Stock Options to the extent such options are exercisable during such 60-month period.

            (d) Except as provided in Subsections (a), (b), or (c) of this
      Section 2.7, or except as otherwise determined by the Committee, all Stock Options shall terminate three months after the date of the termination of the Optionee's employment.

      Section 2.8. TAX ELECTION. Recipients of Stock Options who are directors or executive officers of the Company or who own more than 10% of the Common Stock of the Company ("Section 16(a) Option

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Holders") at the time of exercise of a Stock Option may elect, in lieu of paying to the Company an amount required to be withheld under applicable tax laws in connection with the exercise of a Stock Option in whole or in part, to have the Company withhold shares of Common Stock having a fair market value equal to the amount required to be withheld. Such election may not be made prior to six months following the grant of the Stock Option, except in the event of a Section 16(a) Option Holder's death or disability. The election may be made at the time the Stock Option is exercised by notifying the Company of the election, specifying the amount of such withholding and the date on which the number of shares to be withheld is to be determined ("Tax Date"), which shall be either
(i) the date the Stock Option is exercised or (ii) a date six months after the Stock Option was granted, if later. The number of shares of Common Stock to be withheld to satisfy the tax obligation shall be the amount of such tax liability divided by the fair market value of the Common Stock on the Tax Date (or if not a business day, on the next closest business day). If the Tax Date is not the exercise date, the Company may issue the full number of shares of Common Stock to which the Section 16(a) Option Holder is entitled, and such option holder shall be obligated to tender to the Company on the Tax Date a number of such shares necessary to satisfy the withholding obligation. Certificates representing such shares of Common Stock shall bear a legend describing such
Section 16(a) Option Holders obligation hereunder.

      Section 2.9. EFFECT OF EXERCISE. The exercise of any Stock Option shall cancel that number of related Alternate Appreciation Rights and/or Limited Rights, if any, that is equal to the number of shares of Common Stock purchased pursuant to said option unless otherwise agreed by the Committee in an Award Agreement or otherwise.

                      ARTICLE III. INCENTIVE STOCK OPTIONS

      Section 3.1. AWARD OF INCENTIVE STOCK OPTIONS. The Committee may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any participant in the Plan one or more "incentive stock options" (intended to qualify as such under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") ("Incentive Stock Options") to purchase the number of shares of Common Stock allotted by the Committee. The date an Incentive Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of shares to a participant pursuant to the Plan.

      Section 3.2. INCENTIVE STOCK OPTION AGREEMENTS. The grant of an Incentive Stock Option shall be evidenced by a written Award Agreement, executed by the Company and the holder of an Incentive Stock Option (the "Optionee"), stating the number of shares of Common Stock subject to the Incentive Stock Option evidenced thereby, any vesting requirements, and such other matters as the Committee may from time to time determine.

      Section 3.3. INCENTIVE STOCK OPTION PRICE. The option price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall be at least 100% of the fair market value of a share of Common Stock on the date the Incentive Stock Option is granted; provided, however, the option price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option granted to any owner of 10% or more of the total combined voting power of all classes of stock of the Company and its subsidiaries shall be at least 110% of the fair market value of a share of Common Stock on the date the Incentive Stock Option is granted.

      Section 3.4. TERM AND EXERCISE. Each Incentive Stock Option shall not be exercisable prior to six months from the date of its grant and unless a shorter period is provided by the Committee or another Section of this Plan, may be exercised during a period of ten years from the date of grant thereof (the

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"Option Term"). No Incentive Stock Option shall be exercisable after the expiration of its Option Term. No Incentive Stock Option shall be made under the Plan after the tenth anniversary of the effective date of the Plan.

      Section 3.5. MAXIMUM AMOUNT OF INCENTIVE STOCK OPTION GRANT. The aggregate fair market value (determined on the date the option is granted) of Common Stock subject to an Incentive Stock Option granted to an Optionee by the Committee and vesting in any calendar year shall not exceed $100,000.

      Section 3.6.  DEATH OF OPTIONEE.

            (a) Upon the death of the Optionee, any Incentive Stock Option exercisable on the date of death may be exercised by the Optionee's estate or by a person who acquires the right to exercise such Incentive Stock Option by bequest or inheritance or by reason of the death of the Optionee, provided that such exercise occurs within both the remaining option term of the Incentive Stock Option and one year after the Optionee's death.

            (b) The provisions of this Section shall apply notwithstanding the fact that the Optionee's employment may have terminated prior to death, but only to the extent of any Incentive Stock Options exercisable on the date of death.

      Section 3.7. RETIREMENT OR DISABILITY. Upon the termination of the Optionee's employment by reason of permanent disability or retirement (as each is determined by the Committee), the Optionee may, within 36 months from the date of such termination of employment, exercise any Incentive Stock Options to the extent such Incentive Stock Options become exercisable during the 36-month period. Notwithstanding the foregoing, the tax treatment available pursuant to
Section 422A of the Code upon the exercise of an Incentive Stock Option will not be available to an Optionee who exercises any Incentive Stock Options more than
(i) 12 months after the date of termination of employment due to permanent disability or (ii) three months after the date of termination of employment due to retirement.

      Section 3.8. TERMINATION WITHOUT CAUSE. Upon the termination of the Optionee's employment by the Company without cause (as determined by the Committee), the Optionee may, within 60 months from the date of such termination of employment, exercise any Incentive Stock Options to the extent such Incentive Stock Options become exercisable during such 60-month period. Notwithstanding the foregoing, the tax treatment available pursuant to Section 422A of the Code upon the exercise of an Incentive Stock Option will not be available to an Optionee who exercises any Incentive Stock Options more than (i) 12 months after the date of termination of employment due to permanent disability or (ii) three months after the date of termination of employment due to retirement.

      Section 3.9. TERMINATION FOR OTHER REASONS. Except as provided in Sections 3.6, 3.7, and 3.8 or except as otherwise determined by the Committee, all Incentive Stock Options shall terminate three months after the date of the termination of the Optionee's employment.

      Section 3.10. APPLICABILITY OF STOCK OPTIONS SECTIONS. Sections 2.5, Manner of Payment; 2.6, Delivery of Shares; 2.8, Tax Elections and 2.9, Effect of Exercise, applicable to Stock Options, shall apply equally to Incentive Stock Options. Such Sections are incorporated by reference in this Article III as though fully set forth herein.

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                    ARTICLE IV. ALTERNATE APPRECIATION RIGHTS

      Section 4.1. AWARD OF ALTERNATE APPRECIATION RIGHTS. Concurrently with or subsequent to the award of any Stock Option or Incentive Stock Option the Committee may, subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, award to the Optionee with respect to each share of Common Stock covered by an Option, a related alternate appreciation right permitting the Optionee to be paid the appreciation on the Option in lieu of exercising the Option ("Alternate Appreciation Right").

      Section 4.2. ALTERNATE APPRECIATION RIGHTS AGREEMENT. Alternate Appreciation Rights shall be evidenced by written Award Agreements in such form as the Committee may from time to time determine.

      Section 4.3. EXERCISE. An Optionee who has been granted Alternate Appreciation Rights may, from time to time, in lieu of the exercise of an equal number of Options, elect to exercise one or more Alternate Appreciation Rights and thereby become entitled to receive from the Company payment in Common Stock of the number of shares determined pursuant to Sections 4.4 and 4.5; provided, however, that an Optionee may exercise an Alternate Appreciation Right only in and to the extent that such exercise would not result in a greater dilution of the interests of existing stockholders of the Company than would result if, instead of the Alternate Appreciation Right, the Options to which they relate were exercised. Alternate Appreciation Rights shall be exercisable only to the same extent and subject to the same conditions as the Options related thereto are exercisable, as provided in this Plan. The Committee may, in its discretion, prescribe additional conditions to the exercise of any Alternate Appreciation Rights.

      Section 4.4. AMOUNT OF PAYMENT. The amount of payment to which an Optionee shall be entitled upon the exercise of each Alternate Appreciation Right shall be equal to 100% of the amount, if any, by which the fair market value of a share of Common Stock on the exercise date exceeds the option price per share on the Option related to such Alternate Appreciation Right. A Section 16(a) Option Holder may elect to withhold shares of Common Stock issued under this Section to pay taxes as described in Section 2.8.

      Section 4.5. FORM OF PAYMENT. The number of shares to be paid shall be determined by dividing the amount of payment determined pursuant to Section 4.4 by the fair market value of a share of Common Stock on the exercise date of such Alternate Appreciation Rights. As soon as practicable after exercise, the Company shall deliver to the Optionee a certificate or certificates for such shares of Common Stock.

      Section 4.6. EFFECT OF EXERCISE. Unless otherwise provided in an Award Agreement or agreed to by the Committee, the exercise of any Alternate Appreciation Rights shall cancel an equal number of Stock Options, Incentive Stock Options, and Limited Rights, if any, related to said Alternate Appreciation Rights.


      Section 4.7. TERMINATION OF EMPLOYMENT, RETIREMENT, DEATH OR DISABILITY. Unless otherwise provided in an Award Agreement or agreed to by the Committee:

            (a) Upon termination of the Optionee's employment by reason of permanent disability or retirement (as each is determined by the Committee), the Optionee may, within six months from the date of such termination, exercise any Alternate Appreciation Rights to the extent such Alternate Appreciation Rights are exercisable during such six-month period.

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            (b) Except as provided in Section 4.7(a), all Alternate Appreciation
      Rights shall terminate three months after the date of the termination of the Optionee's employment or upon the death of the Optionee.

                            ARTICLE V. LIMITED RIGHTS

      Section 5.1. AWARD OF LIMITED RIGHTS. Concurrently with or subsequent to the award of any Stock Option or Incentive Stock Option the Committee may, subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, award to the Optionee with respect to each share of Common Stock covered by an Option, a related limited right permitting the Optionee, during a specified limited time period, to be paid the appreciation on the option in lieu of exercising the option ("Limited Right").

      Section 5.2. LIMITED RIGHTS AGREEMENT. Limited Rights granted under the Plan shall be evidenced by written Award Agreements in such form as the Committee may from time to time determine.

      Section 5.3. EXERCISE PERIOD. Limited Rights are exercisable in full for a period of seven months following the date of a Change in Control of the Company (the "Exercise Period"); provided, however, that Limited Rights may not be exercised under any circumstances until the expiration of the six-month period following the date of grant; and ; provided, however, that an Optionee may exercise a Limited Right only in and to the extent that such exercise would not result in a greater dilution of the interests of existing stockholders of the Company than would result if, instead of the Limited Right, the Options to which they relate were exercised.

      As used in the Plan, a "Change in Control" shall be deemed to have occurred if

            (a) individuals who were directors of the Company immediately prior to a Control Transaction shall cease, within one year of such Control Transaction, to constitute a majority of the Board of Directors of the Company (or of the Board of Directors of any successor to the Company or to all or substantially all of its assets),

            (b) any entity, person, or Group other than the Company, a Subsidiary of the Company or the current directors or executive officers of the Company acquires shares of the Company in a transaction or series of transactions that result in such entity, person or Group directly or indirectly owning beneficially 51% or more of the outstanding shares, or

            (c) Equus Capital Management Company, a Delaware corporation ceases to be the investment adviser to the Company.

      As used herein, "Control Transaction" shall be (i) any tender offer for or acquisition of capital stock of the Company, (ii) any merger, consolidation, or sale of all or substantially all of the assets of the Company which has been approved by the stockholders, (iii) any contested election of directors of the Company, or (iv) any combination of the foregoing which results in a change in voting power sufficient to elect a majority of the Board of Directors of the Company As used herein, "Group" shall mean persons who act in concert as described in Sections 13(d)(3) and/or 14(d)(2) of the Securities Exchange Act of 1934, as amended.

      Section 5.4. AMOUNT OF PAYMENT. The amount of payment to which an Optionee shall be entitled upon the exercise of each Limited Right shall be equal to 100% of the amount, if any, which is equal to

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the difference between the option price per share of Common Stock covered by the related option and the Market Price of a share of such Common Stock. "Market Price" is defined to be the greater of (i) the highest price per share of the Company's Common Stock paid in connection with any Change in Control and (ii) the highest price per share of the Company's Common Stock reflected in the consolidated trading tables of THE WALL STREET JOURNAL (presently the American Stock Exchange - Composite Transactions) during the 60-day period prior to the Change in Control.

      Section 5.5. FORM OF PAYMENT. Payment of the amount to which an Optionee is entitled upon the exercise of Limited Rights, as determined pursuant to
Section 5.4, shall be made solely in cash.

      Section 5.6. EFFECT OF EXERCISE. If Limited Rights are exercised, the Stock Options, Incentive Stock Options, and Alternate Appreciation Rights, if any, related to such Limited Rights shall cease to be exercisable to the extent of the number of shares with respect to which the Limited Rights were exercised. Upon the exercise or termination of the Stock Options, Incentive Stock Options, and Alternate Appreciation Rights, if any, related to such Limited Rights, the Limited Rights granted with respect thereto terminate to the extent of the number of shares as to which the related options and Alternate Appreciation Rights were exercised or terminated.

      Section 5.7. RETIREMENT OR DISABILITY. Upon termination of the Optionee's employment by reason of permanent disability or retirement (as each is determined by the Committee), the Optionee may, within six months from the date of termination, exercise any Limited Right to the extent such Limited Right is exercisable during such six-month period.

      Section 5.8. DEATH OF OPTIONEE OR TERMINATION FOR OTHER REASONS. Except as provided in Sections 5.7 and 5.9, or except as otherwise determined by the Committee, all Limited Rights granted under the Plan shall terminate upon the termination of the Optionee's employment or upon the death of the Optionee.


      Section 5.9. TERMINATION RELATED TO A CHANGE IN CONTROL. The requirement that an Optionee be terminated by reason of retirement or permanent disability or be employed by the Company at the time of exercise pursuant to Sections 5.7 and 5.8 respectively, is waived during the Exercise Period as to an Optionee who
(i) was employed by the Company at the time of the Change in Control and (ii) is subsequently terminated by the Company other than for just cause or who voluntarily terminates if such termination was the result of a good faith determination by the Optionee that as a result of the Change in Control he is unable to effectively discharge his present duties or the duties of the position which he occupied just prior to the Change in Control. As used herein "just cause" shall mean willful misconduct or dishonesty or conviction of or failure to contest prosecution for a felony, or excessive absenteeism unrelated to illness.

                     ARTICLE VI. AUTOMATIC OPTION AWARDS

      Section 6.1.GRANT. Each current non-officer director shall, on the first business day following the later of (i) the day the Plan is approved by the stockholders of the Company or (ii) the day an order approving the Plan is issued by the Securities and Exchange Commission, and each other Person who first becomes a non-officer director after this Plan is adopted shall, on the first business day following his or her initial election to the Board of Directors of the Company, be granted an Incentive Stock Option to purchase 5,000 shares of Common Stock. Such Incentive Stock Options shall vest as to 50% of the shares on the date six months subsequent to the date of grant and as to the remaining shares, 16-2/3% on the first, second, and third anniversaries of the date of grant. In addition, beginning with the 1998 annual meeting

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of stockholders of the Company, each individual elected as a non-officer director shall, on the first business day following the annual stockholders meeting of the Company, be granted an Incentive Stock Option to purchase 2,000 shares of Common Stock ("Automatic Awards"). If the amount of shares that may be granted to a non-officer director as Incentive Stock Options is limited by
Section 3.5, the non-officer director shall be granted Incentive Stock Options up to the maximum amount permitted and shall be issued Stock Options for the balance of the shares provided in this Section 6.1.

      Section 6.2 OPTION AWARD AGREEMENTS. The grant of an Automatic Award shall be evidenced by a written Award Agreement executed by the Company and the recipient of an Automatic Award in such form as the Committee may from time to time determine providing for the terms of such grant, including any vesting schedule, restrictions on the transfer of such Common Stock or other matters.

      Section 6.3. DEATH, RETIREMENT AND TERMINATION OF DIRECTORSHIP OF OPTIONEE. Unless otherwise provided in an Award Agreement or otherwise agreed to by the Committee:

            (a) Upon the death, permanent disability, or retirement, the vesting of any unvested Automatic Awards shall accelerate and such options may be exercised in full by the Optionee or, if the Optionee is not living, by the Optionee's estate, or by a person who acquires the right to exercise such Automatic Award by bequest or inheritance or by reason of the death of the Optionee, provided that such exercise occurs within both the remaining effective term of the Automatic Award and one year after the Optionee's death, permanent disability, or retirement.

            (b) Except as provided in Subsections (a) of this Section 6.3, or except as otherwise determined by the Committee, all Automatic Awards shall terminate three months after the date the Optionee ceases to be a director of the Company.

      Section 6.4.APPLICABILITY OF STOCK OPTION SECTIONS. Sections 3.3, Incentive Stock Option Price; 3.4, Term and Exercise; 3.5, Maximum Amount of Incentive Stock Option Grant; 2.5, Manner of Payment; 2.6, Delivery of Shares; 2.8, Tax Election; and 2.9, Effect of Exercise, applicable to Stock Options, shall apply equally to Automatic Awards. Such Sections are incorporated by reference in this Article III as though fully set forth herein.

                           ARTICLE VIII. MISCELLANEOUS

      Section 7.1. GENERAL RESTRICTION. Each Award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration, or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or Federal law, or (ii) the consent or approval of the Securities and Exchange Commission or any other government regulatory body, or (iii) an agreement by the grantee of an Award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the issue or purchase of shares of Common Stock thereunder, such Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

      Section 7.2. NON-ASSIGNABILITY. Except with respect to federal income tax withholding, Awards under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, sequestration, execution or levy, or other legal, equitable, or other process of any kind, either voluntary or involuntary, including any such liability that is for alimony

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
or other payments for the support of a spouse or former spouse or for any other relative of a Participant, prior to exercise and delivery of shares, except by will or by the laws of descent and distribution; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to Awards granted hereunder, shall be void. During the life of the recipient, Awards shall be exercisable only by such person or by such person's guardian or legal representative.

      Section 7.3. WITHHOLDING TAXES. Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the grantee to remit to the Company an amount sufficient to satisfy any Federal, state, and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Alternatively, the Company may issue or transfer such shares of the Company net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.

      Section 7.4. RIGHT TO TERMINATE EMPLOYMENT. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of such participant.

      Section 7.5. NON-UNIFORM DETERMINATIONS. The Committee's determinations under the Plan (including without limitation determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

      Section 7.6. RIGHTS AS A STOCKHOLDER. The recipient of any Award under the Plan shall have no rights as a stockholder with respect thereto unless and until certificates for shares of Common Stock are issued to him.

      Section 7.7. DEFINITIONS. In this Plan the following definitions shall apply:

            (a) "Fair market value" as of any date and in respect or any share of Common Stock means the closing price on such date or on the next business day, if such date is not a business day, of a share of Common Stock reflected in the consolidated trading tables of THE WALL STREET JOURNAL (presently the American Stock Exchange - Composite Transactions) or any other publication selected by the Committee, provided that, if shares of Common Stock shall not have been quoted on the American Stock Exchange for more than 10 days immediately preceding such date or if deemed appropriate by the Committee for any other reason, the fair market value of shares of Common Stock shall be as determined by the Committee in such other manner as it may deem appropriate; provided that, if there is no market for the Common Stock, the fair market value shall not be less than the current net asset value of a share of Common Stock. In no event shall the fair market value of any share of Common Stock be less than its par value.

            (b) "Option" means a Stock Option, Incentive Stock Option, or Automatic Award.

            (c) "Option Price" means the purchase price per share of Common Stock deliverable upon the exercise of a Stock Option, Incentive Stock Option, or Automatic Award.

            (d) "Employee" shall include officers of the Company.

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
      Section 7.8. LEAVES OF ABSENCE. The Committee shall be entitled to make such rules, regulations, and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any Award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and (ii) the impact, if any, of any such leave of absence on Awards under the Plan theretofore made to any recipient who takes such leave of absence.

      Section 7.9. NEWLY ELIGIBLE EMPLOYEES. The Committee shall be entitled to make such rules, regulations, determinations and awards as it deems appropriate in respect of any employee who becomes eligible to participate in the Plan or any portion thereof after the commencement of an award or incentive period.

      Section 7.10. ADJUSTMENTS. In any event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Committee may appropriately adjust the number of shares of Common Stock that may be issued under the Plan, the number of shares of Common Stock subject to Options theretofore granted under the Plan, and any and all other matters deemed appropriate by the Committee.

      Section 7.11.  CHANGES IN THE COMPANY'S CAPITAL STRUCTURE.

            (a) The existence of outstanding Options, Alternative Appreciation Rights, or Limited Rights shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

            (b) If, while there are outstanding Options, the Company shall effect a subdivision or consolidation of shares or other increase or reduction of the number of shares of the Common Stock outstanding without receiving compensation therefor in money, services or property, then (a) in the event of an increase in the number of such shares outstanding, the number of shares of Common Stock then subject to Options hereunder shall be proportionately increased and the option price shall be appropriately decreased; and (b) in the event of a decrease in the number of such shares outstanding the number of shares then available for Option hereunder shall be proportionately decreased and the option price shall be appropriately increased.

            (c) After a merger of one or more corporations into the Company, or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each holder of an outstanding Option shall, at no additional cost, be entitled upon exercise of such Option to receive (subject to any required action by stockholders) in lieu of the number of shares as to which such Option shall then be so exercisable, the number and class of shares of stock or other securities to which such holder would have been entitled to receive pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of a number of shares of the Company equal to the number of shares as to which such Option had been exercisable.

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
            (d) If the Company is merged into or consolidated with another corporation or other entity under circumstances where the Company is not the surviving corporation, or if the Company sells or otherwise disposes of substantially all of its assets to another corporation or other entity while unexercised Options remain outstanding, then the Committee may direct that any of the following shall occur:

                        (i) If the successor entity is willing to assume the
                  obligation to deliver shares of stock or other securities after the effective date of the merger, consolidation or sale of assets, as the case may be, each holder of an outstanding Option shall be entitled to receive, upon the exercise of such Option and payment of the option price, in lieu of shares of Common Stock, such shares of stock or other securities as the holder of such Option would have been entitled to receive had such Option been exercised immediately prior to the consummation of such merger, consolidation or sale, and any related Alternate Appreciation Right and Limited Right associated with such Option shall apply as nearly as practicable to the shares of stock or other securities purchasable upon exercise of the Option following such merger, consolidation or sale of assets.

                        (ii) The Committee may waive any limitations set forth
                  in or imposed pursuant to this Plan or any Award Agreement with respect to such Option and any related Alternate Appreciation Right or Limited Option such that such Option and related Alternate Appreciation Right and Limited Right shall become exercisable prior to the record or effective date of such merger, consolidation or sale of assets.

                        (iii) The Committee may cancel all outstanding Options
                  and Alternate Appreciation Rights (but not Limited Rights) as of the effective date of any such merger, consolidation, or sale of assets provided that prior notice of such cancellation shall be given to each holder of an Option at least 30 days prior to the effective date of such merger, consolidation, or sale of assets, and each holder of an Option shall have the right to exercise such Option and any related Alternate Appreciation Right in full during a period of not less than 30 days prior to the effective date of such merger, consolidation, or sale of assets. No action taken by the Committee under this subsection shall have the effect of terminating, and nothing in this subsection shall permit the Committee to terminate, any Limited Right held by an Optionee.

            (e) Notwithstanding the foregoing provisions of this Section 7.11, if (i) 50% or more of the outstanding voting securities of the Company becomes beneficially owned (as defined in Rule 14d-3 promulgated by the Securities and Exchange Commission) by a person (as defined in Section 2(2) of the Securities Act of 1933, as amended, and in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) in a transaction or series of transactions expressly disapproved by the Board of Directors or
      (ii) Equus Capital Management Corporation, a Delaware corporation, ceases to be the investment advisor to the Company, then all outstanding Awards shall become immediately exercisable with no further act or action required by the Board of Directors or the Committee.

            (f) Except as herein provided, the issuance by the Company of Common Stock or any other shares of capital stock or securities convertible into shares of capital stock, for cash, property, labor done or other consideration, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding Options.

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
      Section 7.12.  AMENDMENT OF THE PLAN.

            (a) The Committee may, without further action by the stockholders and without receiving further consideration from the participants, amend this Plan or condition or modify Awards under this Plan in response to changes required by the Securities and Exchange Commission or changes in securities or other laws or rules, regulations or regulatory interpreta tions thereof applicable to this Plan or to comply with stock exchange rules or requirements.

            (b) The Committee may at any time and from time to time terminate or modify or amend the Plan in any respect, except that without stockholder approval the Committee may not (i) increase the maximum number of shares of Common Stock which may be issued under the Plan (other than increases pursuant to Section 7.10), (ii) extend the period during which any Award may be granted or exercised, or (iii) extend the term of the Plan. The termination or any modification or amendment of the Plan, except as provided in subsection (a), shall not, without the consent of a participant, affect his or her rights under an Award previously granted to him or her.

            (c) Notwithstanding Sections 7.12(a) and (b), the provisions of
      Article VI of the Plan may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder.

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